BYLAWS
                                    OF
                          DTC COMMUNICATIONS CORP.


                                ARTICLE 1
                                 OFFICES

     Section 1.1.Tennessee Office. The principal office of the Corporation in the State of Tennessee shall be located in the City of Alexandria, County of DeKalb.

     Section 1.2.Other Offices. The Corporation may have such other offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                                ARTICLE 2
                           BOARD OF DIRECTORS

     Section 2.1 Qualification and Election. The business and affairs of the Corporation shall be managed by a Board of Directors. Directors need not be shareholders or residents of the State of Tennessee but must be of legal age. At an annual meeting of the shareholders (or a special meeting called for that purpose), a plurality of the votes cast which were entitled to vote shall elect the directors. Each director shall hold office until the expiration of the term for which he or she is elected, and thereafter until a successor has been elected and qualified.

     Section 2.2 Number and Tenure. The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by at least sixty-six and two thirds percent (66-2/3%) of the Board of Directors. The directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in size as possible, with the term of office of the first class to expire at the 2000 annual meeting of shareholders, the term of office of the second class to expire at the 2001 annual meeting of shareholders and the term of office of the third class to expire at the 2002 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each meeting of shareholders, commencing with the 2000 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a three-year term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

     Section 2.3 Executive and Other Committee.  The Board of
Directors, by a resolution adopted by a majority of the directors, may designate committees consisting of two (2) or more persons, who may or may not be directors, and the Board of Directors may delegate to any committee any authority that the Board of Directors deems desirable, including the right to delegate to an Executive Committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation. All members of committees that exercise powers of the Board of Directors must be members of the Board of Directors.

     Section 2.4 Compensation. Unless otherwise restricted by the Charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. Without limiting the generality of the foregoing, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of

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Directors and may be paid a fixed sum for attendance at each meeting of the
Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                ARTICLE 3
                                 OFFICERS

     Section 3.1 Number. The Corporation shall have a Chairman of the Board, a President and a Secretary, and any other officers that the Board of Directors from time to time considers necessary. The same person may hold any two (2) or more offices, except that the offices of President and Secretary shall not be held by the same person. The Corporation shall have such other officers (e.g., vice presidents, controller and assistants) as the Board of Directors from time to time may determine to be necessary or appropriate.

     Section 3.2 Election and Term. The Board of Directors shall elect the officers at its annual meeting (or at a special meeting called for that purpose). Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 3.3 Duties. All officers shall have the authority and perform those duties in the management of the Corporation which are normally incident to their offices and as the Board of Directors provides from time to time, including those duties specified below.

           A. Chairman of the Board. The Chairman of the Board shall, when present, preside at meetings of the Board of Directors and shareholders and shall exercise all powers and perform all other duties assigned by the Board of Directors.

           B. President. Subject to any supervisory powers given by the Board of Directors to the Chairman of the Board, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers and employees of the Corporation. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the President shall preside at meetings of the Board of Directors or shareholders. Until reassigned by the Board of Directors, the President shall be the chief executive officer of the Corporation

           C. Vice Presidents. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have the other powers and perform the other duties prescribed for them respectively by the Board of Directors, by the President, or by the Chairman of the Board.

           D.    Chief Financial Officer.  The Chief Financial
Officer (who may be either the controller or a vice president or both) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including amounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open at all reasonable times for inspection by any directors. The Chief Financial Officer shall arrange for deposit of all moneys and other valuables in the name and to the credit of the Corporation with the depositories designated generally by the Board of

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Directors, shall disburse the funds of the Corporation as provided by the
Board of Directors, shall render to the Chairman of the Board, President and directors, whenever requested, an account of all transactions as Chief Financial Officer and an account of the financial condition of the Corporation.

           E. Secretary. The Secretary shall keep or cause to be kept a corporate minute book. The minute book shall contain minutes of all meetings and actions of directors, committees of directors and shareholders. The Secretary shall keep or cause a transfer agent to keep a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of certificates surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, as required by law or these Bylaws, and shall keep the seal of the Corporation, if any.

     Section 3.4 Bonds of Officers. The Board of Directors shall determine which officers of the Corporation, if any, shall give bond, and the bond terms and amount, the expense of the bond to be paid by the Corporation.

                                ARTICLE 4
                   RESIGNATIONS, REMOVALS AND VACANCIES

     Section 4.1 Resignations. Any officer or director may resign at any time by giving written notice to the Chairman of the Board of Directors, the President or the Secretary. The resignation shall take effect at the time specified in the notice, or, if no time is specified, then upon its acceptance by the Board of Directors.

     Section 4.2 Removal of Officers. The Board of Directors may remove any officer or agent whenever in the judgment of the Board the best interests of the Corporation will be served by the removal.

     Section 4.3 Officer Vacancies. If any office becomes vacant by reason of the death, resignation, disqualification or removal of the incumbent, or from any other cause, the Board of Directors may, by the vote of a majority, elect a successor to hold office for the unexpired term in respect to which the vacancy occurred or was created. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors considers sufficient, the Board, for the time being, may delegate the powers of the absent officer to any other officer or to any director, except where otherwise provided by these Bylaws or by statute.

     Section 4.4 Removal of Directors. Any director, or the entire
Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares entitled to vote, voting together as a single class.

     Section 4.5 Director Vacancies. Unless the Board of Directors otherwise determines, vacancies resulting from the death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

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                                ARTICLE 5.
                          MEETINGS OF DIRECTORS

     Section 5.1 Meetings. The annual meeting of the Board of Directors shall be held at the same place as, and immediately following, the annual meeting of the shareholders, at which time the Board of Directors shall elect the officers of the Corporation. The Board also may designate more frequent intervals for regular meetings. Special meetings may be called at any time by the Chairman of the Board, by the President or by any two (2) directors. The directors shall designate the place of any meeting.

     Section 5.2 Notice of Directors' Meeting. The annual and all regular meetings of the Board of Directors may be held without notice. Special meetings shall be held upon notice of time, date and place sent by any usual means of communication not less than one (1) day before the special meeting. A director may waive the right to notice in writing before, during or after a meeting. Unless a director promptly objects to holding the meeting for lack of notice, any meeting at which all of the directors are present shall be a valid meeting whether or not notice of the meeting was given, and any business may be transacted at that meeting.

     Section 5.3 Quorum and Vote. The presence of a majority of the directors constitutes a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting is not necessary if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Charter, these Bylaws or the laws of the State of Tennessee.

     Section 5.4 Presence through Communications Equipment. Meetings of the Board of Directors, and any meeting of any committee of the Board of Directors, may beheld through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this subparagraph shall constitute presence at that meeting.

     Section 5.5 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article 5. The context of those Sections changes as necessary to substitute the committee and its members for the Board of Directors and its members. The time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee. Special meetings of committees also may be called by the Chairman of the Board, by the President, or by resolution of the Board of Directors, and notice of special meetings of committees shall also be given to any alternative members who have the right to attend meetings of the committee

                                ARTICLE 6
                        MEETINGS OF SHAREHOLDERS

     Section 6.1 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at the time and place, either within or without the State of Tennessee, designated by the Board of Directors in the month of May, in each year, or at such other date or time as shall be determined by the Chairman of the Board or by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as properly may come before the meeting.

     Section 6.2 Special Meetings. Special meetings of the shareholders may be called by a majority of the Board of Directors. The directors shall designate the time, date and place, either within or

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without the State of Tennessee, of a special meeting. Shareholders may call a special meeting in accordance with the Charter of the Corporation.

     Section 6.3 Notice of Shareholder Meetings. Written or printed notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called and identifying those calling the special meeting, shall be delivered either personally or by mail by or at the direction of the President, the Secretary or the person calling the meeting, to each shareholder entitled to vote at the meeting. The notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting. If mailed, the notice shall be considered delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address which appears on the stock transfer books of the Corporation; if delivered personally, the notice shall be considered delivered when actually received by the shareholder. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. The person giving the notice shall certify that the required notice has been given. Any shareholder may, in writing, waive the right to notice of annual or special meetings either before, during or after the meeting. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

     Section 6.4 Quorum and Adjournment. Except as otherwise provided by law or by the Charter, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 6.5 Voting and Proxies. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy. The written proxy shall be filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes before being voted. A proxy entitles the holder of that proxy to vote at any adjournment of the meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the proxy provides otherwise.

     Section 6.6 Record Date for Shareholder Notice and Voting. To determine the shareholders entitled to notice of any meeting, or entitled to vote at a meeting, the Board of Directors may fix a record date in advance. The record date shall not be more than seventy (70) days nor less than ten
(10) days before the date of any meeting. Only shareholders of record on the specified date are entitled to notice and to vote, notwithstanding any transfer of shares on the books of the Corporation after the record date. If the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting is the close of business on the business day immediately preceding the day on which notice is given.

     Section 6.7 Notice of Shareholder Business and Nominations.

           A. Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders

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may be made at an annual meeting of shareholders (a) pursuant to the
Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Bylaw.

           (2) For nominations or other business to properly be brought before an annual meeting by a shareholder pursuant to clause (c) of subdivision (A)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and
(ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

           (3) Notwithstanding anything in the second sentence of subdivision (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is made by the Corporation.

           B. Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures of this Bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by subdivision (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such

                                   6

special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

           C. General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Charter or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

           (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 6.8 Procedure for Election of Directors. Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot (which may be represented by properly executed proxies), and, subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. All other matters submitted to a vote of shareholders at any meeting shall be determined by the vote required by the Charter or these Bylaws or, if the Charter or these Bylaws impose no voting requirement, by the Board of Directors or by applicable law.

                                ARTICLE 7
                        ACTION BY WRITTEN CONSENT

     Whenever the directors or shareholders are required or permitted to take any action by vote, the action may be taken without a meeting by unanimous written consent. The written consent shall (i) set forth the action taken, (ii) be signed by all the persons entitled to vote on that action,
(iii) indicate each person's vote or abstention and (iv) be filed with the minutes of proceedings of the Board of Directors, committee or shareholders, as the case may be, in the minute book.

                                ARTICLE 8
                              CAPITAL STOCK

     Section 8.1 Stock Certificates. The Board of Directors may determine to issue to each shareholder a certificate or certificates of capital stock of the Corporation in the form prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, all certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President and by the Chief Financial Officer or the Secretary of the Corporation. Any or all of the signatures on the certificates may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been

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placed on a certificate ceases to be an officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue. The Board of Directors also may elect, in lieu of issuing certificates, to provide for the issuance of uncertificated shares of the capital stock of the Corporation; however, all shares of the same class must be either certificated or uncertificated.

     Section 8.2 Transfer of Shares. Subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement, shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, or with respect to a transfer of uncertificated shares, a written order to the Corporation, in a form acceptable to the Corporation and its transfer agent, authorizing and instructing the Corporation to effect the transfer.

     Section 8.3 Loss of Certificates. In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon the terms prescribed by the Board of Directors, including provision for indemnification of the Corporation secured by a bond or other security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

                                ARTICLE 9
                            INDEMNIFICATION

     Section 9.1 Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation, any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor (each, a "Proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any Proceedings. This indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with Proceedings, consistent with the provisions of applicable law as then in effect.

     Section 9.2 Contracts and Funding. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article 9, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of all amounts necessary to effect indemnification as provided in this Article9.

     Section 9.3 Employee Benefit Plans. For purposes of this Article
9, references to "other enterprises" shall include employee benefit plans and employee welfare benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, that director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

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     Section 9.4 Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article 9 is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding the office. The provisions of this Article 9 shall benefit the heirs and legal representatives of any person entitled to indemnity under this
Article 9 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 9, whether arising from acts or omissions occurring before or after adoption.

     Section 9.5 Advancement of Expenses and Procedures. In furtherance, but not in limitation, of the provisions in this Article 9, the following procedures and remedies apply with respect to advancement of expenses and the right to indemnification:

           A. Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Indemnitee in connection with Proceedings shall be advanced from time to time to the Indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting the advance, whether prior to or after final disposition of a Proceeding. Each statement shall reasonably evidence the expenses incurred by the Indemnitee, and if required by law at the time of the advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against those expenses.

           B. Written Request for Indemnification. To obtain indemnification under this Article 9, an Indemnitee shall submit to the Secretary of the Corporation a written request, including all documentation and information reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation, promptly upon receipt of a request for indemnification, shall advise the Board of Directors in writing of that request.

           C. Procedure for Determination. An Indemnitee's entitlement to indemnification shall be determined: (1) by the Board of Directors by majority vote of a Board quorum consisting of directors not at the time parties to the Proceeding; (2) if a quorum cannot be obtained under subdivision (C)(1), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the Proceeding; (3) by independent special legal counsel selected by the Board of Directors or its committee in the manner prescribed in subdivision (C)(1) or (C)(2); or if those subdivisions cannot be satisfied, selected by majority vote of the full Board (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

                                ARTICLE 10
                           RECORDS AND REPORTS

     Section 10.1 Maintenance of Certain Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, and as otherwise determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

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     Section 10.2  Inspection of Records by Shareholders. A shareholder may, during regular business hours on five (5) business days prior written demand on the Corporation, inspect and copy: (i) the Charter or Restated Charter and all amendments currently in effect; (ii) the Bylaws or Restated Bylaws and all amendments currently in effect; (iii) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (iv) the minutes of all shareholders' meetings for the past three (3) years; (v) all written communications to shareholders generally within the past three (3) years, including certain financial statements prepared for the past three (3) years;
(vi) a list of the names and business addresses of the current directors and officers; and (vii) the most recent annual report delivered to the Tennessee Secretary of State. Shareholders may inspect other specified corporate records pursuant to Section 48-26-102 of the Tennessee Business Corporation Act.

       Section 10.3 Inspection of Records by Directors. Every director has the right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Inspection by a director may be made in person or by an agent or attorney duly designated by the director, and the right of inspection includes the right to copy and make extracts.

                                ARTICLE 11
                       GENERAL CORPORATE MATTERS

       Section 11.1 Record Date for Purposes Other than Notice and
Voting.

             A. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action (other than notice of a meeting or voting, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before that action, and only shareholders of record on the date fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, notwithstanding any transfer of any shares on the books of the Corporation after the specified record date, except as otherwise provided in the Tennessee Business Corporation Act.

             B. If the Board of Directors does not fix a record date, the record date for determining shareholders for any of these purposes shall be the close of business on the day on which the Board of Directors adopts the applicable resolution.

       Section 11.2 Seal. The Corporation may adopt a corporate seal and may modify it from time to time. The seal, if any, shall contain the name of the Corporation, the year of its incorporation, and the word "Tennessee."

                                ARTICLE 12
                           AMENDMENT OF BYLAWS

       These Bylaws may be amended, supplemented or repealed as provided by the laws of the State of Tennessee and the Charter of the Corporation.

                                ARTICLE 13
                         MISCELLANEOUS PROVISIONS

       Section 13.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

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       Section 13.2 Dividends.  The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter.

       Section 13.3.Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

       Section 13.4 Gender. Whenever the personal pronoun he, she or its is used herein, it shall mean an appropriate gender.

       Section 13.5 Unclaimed Property. Any stock or other certificate of ownership, or any dividend, profit, distribution, interest, payment on principal, or other sum held or owing any person or entity who, as of December 31, 1998, was a former member of DeKalb Telephone Cooperative, Inc., who has not claimed it or corresponded in writing either to the cooperative or to the Corporation concerning it, within four (4) years after the date prescribed for payment or delivery is presumed abandoned and shall revert to the Corporation. The failure to claim such property or correspond with respect to it shall constitute an irrevocable assignment and contribution by the former member of the property to the capital of the Corporation.


                                ARTICLE 14
                         CONTRACTS, PROXIES, ETC.

       Section 14.1 Contracts. Except as otherwise required by law, the Charter or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

       Section 14.2 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, if any, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.



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